Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund, Investment Grade Portfolio--3

We consent to the use in this Post-Effective Amendment No. 3 to Registration
Statement No. 33-11619 of our opinion dated          , 2000 appearing in the
Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 19, 2000